Exhibit 10.9

EQUITY PLEDGE AGREEMENT (SECOND RESTATEMENT)

This Equity Pledge Agreement (Second Restatement) (this “Agreement”) is entered into by and among the following parties on June 8, 2017:

(1)	Rise Tianjin Education Information Consulting Co., Ltd. (the “Pledgee”), a wholly foreign-owned enterprise established in accordance with laws of the People’s Republic of China (the “PRC”) with its domicile at No. B206, B212, B213, B214, B217, B221, 2/F, Building (1), No. 8 Huanhe West Road, Tianjin Free Trade Zone (Airport Economic Area);

(2)	Yiding SUN (ID Card No.: ) (“Pledgor A”), a PRC citizen with an address at Room 103-105, Andrews Estate, No. 181 Gaobeidian Road, Chaoyang District, Beijing;

(3)	Peng ZHANG (ID Card No.: ) (“Pledgor B”), a PRC citizen with an address at 206, Building 6, Lane 88, Huichuan Road, Changning District, Shanghai (together with Pledgor A, the “Pledgors” and each, a “Pledgor”); and

(4)	Beijing Step Ahead Education Technology Development Co., Ltd. (the “Domestic Company”), a limited liability company registered in Beijing, the PRC, with its domicile at No. C01-1, 4/F, No. 42 Beiyuan Road, Chaoyang District, Beijing.

The Pledgee, the Pledgors and the Domestic Company are hereinafter collectively referred to as the “Parties” and, individually, as a “Party”.

Whereas:

(A)	Pledgor A and Zihong WANG entered into the Equity Transfer Agreement on June 8, 2017, according to which Zihong WANG shall transfer 20% of the equity interests held by him in the Domestic Company to Pledgor A. In order to pay the consideration of equity transfer and the taxes in connection with such equity transfer, Pledgor A and the Pledgee entered into the Loan Agreement on June 8, 2017, according to which the Pledgee provided Pledgor A with a loan in an aggregate amount equivalent to the sum of RMB400,000 and the taxes payable in respect of the execution and performance of the Equity Transfer Agreement

(B)	Pledgor B holds 80% of the equity interests in the Domestic Company. In accordance with the Loan Agreement entered into by and between the Pledgee and Pledgor B on November 11, 2016 (together with the aforementioned Loan Agreement, the “Loan Agreements”), the Pledgee provided Pledgor B with a loan in an aggregate amount equivalent to a sum of RMB1,600,000 and the taxes payable in respect of the execution and performance of the Equity Transfer Agreement executed by Pledgor B and Zhenyu ZHANG on November 11, 2016.

(C)	The shareholding structure of the Domestic Company as of the date of execution of this Agreement is set forth in Appendix I.

(D)	Pursuant to the Call Option Agreement (Second Restatement) entered into by and among the Pledgee, the Pledgors and the Domestic Company on June 8, 2017 (the “Call Option Agreement”), the Pledgors agreed, subject to the PRC law, to transfer the equity interests of the Domestic Company to the Pledgee and/or any individual or entity as designated by the Pledgee at the request of the Pledgee.

(E)	Pursuant to the Proxy Agreement (Second Restatement) entered into by and among the Pledgee, the Pledgors and the Domestic Company on June 8, 2017 (the “Proxy Agreement”), the Pledgors irrevocably appointed the Pledgee as proxy and authorized the Pledgee with full power to exercise on their behalf all of their shareholders’ voting rights in respect of the Domestic Company.

(F)	Pursuant to the Business Cooperation Agreement (Second Restatement) entered into by and among the Pledgee, the Pledgors and the Domestic Company on June 8, 2017 (the “Business Cooperation Agreement”), the Pledgee and the Domestic Company agreed on specific arrangements regarding the business cooperation.

(G)	Pursuant to the Equity Pledge Agreement (Restatement) entered into by and among Zihong WANG, the Pledgee, the Domestic Company and Pledgor B on November 11, 2016, Zihong WANG pledged 20% of the equity interests held by him in the Domestic Company to the Pledgee. Given Zihong WANG transferred 20% of the equity interests held by him in the Domestic Company to Pledgor A, Zihong WANG, the Pledgee, the Domestic Company and Pledgor B entered into the Termination Agreement on June 8, 2017, according to which Zihong WANG ceased to be a party to the Equity Pledge Agreement (Restatement). The Parties wish to further restate the Equity Pledge Agreement (Restatement) and enter into the Equity Pledge Agreement (Second Restatement). The Pledgors agree to pledge all of their equity interests in the Domestic Company to the Pledgee and grant the Pledgee the right to repayment in first priority as a guarantee for the Pledgors and the Domestic Company to perform their Contractual Obligations (as defined below) and discharge and repay the Secured Debts (as defined below).

Therefore, the Parties enter into this Agreement as follows upon friendly negotiation:

1.	Definitions

1.1	Unless as otherwise defines in the context, the following terms in this Agreement shall have the following meanings:

“Breaching Event” shall mean any breach by any of the Pledgors or the Domestic Company of any of his/her/its Contractual Obligations (as defined below).

“Contractual Obligations” shall mean (A) the obligations of the Pledgors to repay the loan in the aggregate amount of RMB2,000,000 and the taxes payable in respect of the execution and performance of the Equity Transfer Agreement under the Loan Agreements, and all contractual obligations of the Pledgors under the Call Option Agreement, the Proxy Agreement and the Business Cooperation Agreement and this Agreement; and (B) all contractual obligations of the Domestic Company under the Business Cooperation Agreement and this Agreement.

“Pledged Equity” shall mean all of the equity interests in the Domestic Company which are owned by the Pledgors during the term of this Agreement and are pledged to the Pledgee pursuant to the provisions hereof as the security for the Secured Debts (as defined below).

“PRC Law” shall mean the effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC.

“Secured Debts” shall mean all direct, indirect and consequential losses and losses of foreseeable profits suffered by the Pledgee due to any Breaching Event of any of the Pledgors or the Domestic Company, and all fees incurred by the Pledgee for the enforcement of the Contractual Obligations of the Pledgors or the Domestic Company.

“Transaction Agreements” shall mean the Loan Agreements, the Call Option Agreement, the Proxy Agreement and the Business Cooperation Agreement.

1.2	The references to any PRC Law herein shall be deemed:

(1)	to include the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2)	to include other decisions, notices or regulations enacted in accordance with such law or effective as a result thereof.

1.3	Unless as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant article, clause, item or paragraph of this Agreement.

1.4	A “Working Day” referred to in this Agreement means any day other than a Saturday, Sunday or statutory holiday in the PRC.

2.	Equity Pledge

2.1	The Pledgors hereby pledge all of their rights, ownership and interests upon the Pledged Equity (whatever currently owned or acquired in the future) to the Pledgee as security for the timely and full repayment or fulfillment by the Pledgors and the Domestic Company of the Contractual Obligations (the “Equity Pledge”).

2.2	The Pledgors have been or will be registered at the local branch of the State Administration for Industry and Commerce (the “AIC”) as the shareholders of the Domestic Company holding their respective proportions of equity interests in the Domestic Company as set forth in Recital (A) and (B) above and hold such equity interests free and clear of any security interests except for the Equity Pledge as provided in this Agreement.

2.3	The Pledgors hereby undertake that they will be responsible for recording the Equity Pledge under this Agreement on the register of shareholders of the Domestic Company on the date hereof. The Pledgors undertake to complete the registration of the Equity Pledge with the AIC within thirty (30) Working Days from the date hereof (or a longer term agreed by the Pledgee), and the Domestic Company and the Pledgee shall fully cooperate with the Pledgors to complete such registration.

2.4	During the term of this Agreement, the Pledgee shall not be liable in any way for impairment in value of the Pledged Equity, nor shall the Pledgors have any right to make any claims against the Pledgee for such impairment in value, except where such impairment in value is directly caused by the Pledgee’s willful misconduct or gross negligence.

2.5	Upon the occurrence of any Breaching Event, the Pledgee shall have the right to dispose of the Pledged Equity in the manner set forth in Article 4 hereof.

2.6	Without the prior written consent of the Pledgee, the Pledgors shall not increase the registered capital of the Domestic Company by contributing additional capital, or allowing any third party to contribute additional capital, to the Domestic Company.

2.7	Without the prior written consent of the Pledgee, the Pledgors shall not adopt any shareholders’ resolution or otherwise permit the Domestic Company to declare or distribute any dividends or profits.

2.8	Without the prior written consent of the Pledgee, the Pledgors shall not enter into any transactions with the Domestic Company or any of its subsidiaries (including any private school sponsored by the Domestic Company or any of its subsidiaries as the sponsor, same below).

2.9	Within 5 Working Daysfrom the date hereof (or a longer term agreed by the Pledgee), the Pledgors shall provide the original of the capital contribution certificates (if any) held by it in respect of the Pledged Equity and the original of the register of shareholders of the Domestic Company recording the Equity Pledge to the Pledgee to keep within the term of the Equity Pledge. In case of any change in the percentage of the equity interests held by the Pledgors in the Domestic Company, the Pledgors shall, within 5 Working Days from the date on which such change in the percentage of the equity interests is registered with the AIC, provide the original of the updated capital contribution certificates (if any) held by it in respect of the Pledged Equity and the original of the updated register of shareholders of the Domestic Company recording the Equity Pledge to the Pledgee to keep for the term of the Equity Pledge. During the term of this Agreement, the Pledgee shall be responsible for keeping the originals of such documents.

2.10	During the term of this Agreement, the Pledgee shall have the right to receive the dividends distributed and any other allocation paid in respect of the Pledged Equity.

3.	Release of Pledge

Upon full and complete performance by relevant Pledgor and the Domestic Company of all of their Contractual Obligations (including the full discharge and satisfaction of the Secured Debts), the Pledgee shall, at the request of the Pledgor, release the pledge, and shall cooperate with relevant Pledgor to complete relevant formalities to deregister the the Equity Pledge recorded in the register of shareholders of the Domestic Company and registered with the AIC, and all expenses reasonably incurred in connection with such release shall be borne by the Domestic Company. The Parties shall cause the Domestic Company to bear such expenses.

4.	Disposal of the Pledged Equity

4.1	The Pledgors and the Pledgee hereby agree that, upon the occurrence of any Breaching Event, the Pledgee shall have the right to exercise, after giving a written notice to the Pledgors, all of the rights and powers of the Pledgors under the PRC Law, the Transaction Agreements and the terms hereof, including but not limited to being repaid in priority with the proceeds from the sale of the Pledged Equity. If the Pledgee decides to dispose of the Pledged Equity in accordance with this Agreement, the Pledgors and the Domestic Company shall provide all necessary assistance to secure the Pledgee to enforce the Equity Pledge in accordance with this Agreement.

4.2	The Pledgee shall have the right to designate in writing its legal counsel or other agents to exercise on its behalf any and all rights and powers set forth above, and the Pledgors shall not raise any objection thereto.

4.3	The reasonable costs incurred by the Pledgee in connection with its exercise of any and all rights and powers set out above shall be borne by the Pledgors, and the Pledgee shall have the right to deduct the costs actually incurred from the proceeds that it acquires from the exercise of its rights and powers.

4.4	The proceeds that the Pledgee acquires from the exercise of its rights and powers shall be used in the following order of priority:

(1)	first, to pay any cost incurred in connection with the disposal of the Pledged Equity and the exercise by the Pledgee of its rights and powers (including any remuneration paid to its legal counsels and agents);

(2)	second, to pay any taxes and fees payable in connection with the disposal of the Pledged Equity (for the avoidance of doubt, such taxes shall not include any income tax); and

(3)	third, to repay the Secured Debts to the Pledgee.

Any proceeds remaining after the payment of the above amounts shall be paid by the Pledgors to the Pledgee or its designated person in a way as instructed by the Pledgee. The Pledgee has no obligation to assume any liabilities to the Pledgors in connection with the proceeds from the disposal of the Pledged Equity, and the Pledgors hereby waive any right it may have to claim such proceeds from the Pledgee.

5.	Continuity and No Waiver

The Equity Pledge hereunder shall be a continuous security and remain valid until the full performance of the Contractual Obligations or the full discharge and satisfaction of the Secured Debts. Neither exemption or grace period granted by the Pledgee to the Pledgors in respect of any breach, nor delay by the Pledgee in exercising any of its rights under the Transaction Agreements and this Agreement, shall affect the rights of the Pledgee under this Agreement, relevant PRC Law and the Transaction Agreements, the rights of the Pledgee to demand at any time thereafter the strict performance by the Pledgors of the Transaction Agreements and this Agreement, or the rights the Pledgee may be entitled to due to any subsequent breach by the Pledgors of the Transaction Agreements and/or this Agreement.

6.	Representations and Warranties

6.1	During the term from the date of this Agreement to the date of the termination or expiration of this Agreement, the Pledgors represent and warrant to the Pledgee as follows:

(a)	Each of the Pledgors is a PRC citizen with the power and capacity to execute this Agreement and perform his/her obligations under this Agreement.

(b)	The execution and performance of this Agreement by the Pledgors will neither violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting the Pledgors, nor violate any agreements between the Pledgors and any third party or any covenants made to any third party.

(c)	This Agreement shall constitute lawful, valid and enforceable obligations of the Pledgors.

(d)	All reports, documents and information provided by the Pledgors to the Pledgee are true, correct and accurate in all material respects.

(e)	The Pledgors are the sole legal owners of the Pledged Equity. There is no dispute concerning the ownership of the Pledged Equity. Except for the restrictions imposed by the Transaction Agreements and this Agreement, the Pledgors have the right to dispose of the Pledged Equity or any part thereof.

(f)	Except for the security interests created over the Pledged Equity hereunder and otherwise agreed by the Parties and the rights set forth under the Transaction Agreements, there is no other security interest or third party right over the Pledged Equity.

(g)	The Pledged Equity can be pledged or transferred according to the PRC Law, and the Pledgors have the full right and power to pledge the Pledged Equity to the Pledgee in accordance with this Agreement.

(h)	Any consent, permission, waiver or authorization by any third party, or any approval, permission or exemption by any governmental authority, or any registration or filing formalities with any governmental authority as required to be completed or obtained in respect of the execution and performance hereof and the creation of the Equity Pledge hereunder have been or will be handled or obtained, and will be fully effective during the term of this Agreement.

(i)	The pledge hereunder constitutes a first ranking pledge on the Pledged Equity.

(j)	There is no pending or, to the knowledge of the Pledgors, threatened litigation, legal proceedings or claims brought by any court or arbitral tribunal or any governmental authority or administrative authority against each Pledgor or his/her property or the Pledged Equity, which may have a material adverse effect on the economic status of each Pledgor or his/her capability to perform the obligations under this Agreement and the Transaction Agreements or to discharge and satisfy the Secured Debts. There is no pending or, to the knowledge of the Pledgors, threatened litigation, legal proceedings or claims brought against each Pledgor or his/her property or the Pledged Equity.

6.2	During the term from the date of this Agreement to the date of the termination or expiration of this Agreement, the Pledgee represents and warrants to the Pledgors as follows:

(a)	The Pledgee is a wholly foreign-owned enterprise duly established and existing under the PRC Law.

(b)	The Pledgee has the power to execute and perform its obligations under this Agreement. The execution and performance of this Agreement by the Pledgee is in compliance with the articles of association or other organizational documents of the Pledgee, and the Pledgee has obtained all necessary and appropriate approvals and authorizations to execute and perform this Agreement.

(c)	This Agreement shall constitute lawful, valid and enforceable obligations of the Pledgee.

6.3	During the term from the date of this Agreement to the date of the termination or expiration of this Agreement, the Domestic Company represents and warrants to the Pledgee as follows:

(a)	The Domestic Company is a limited liability company duly established and existing under the PRC Law.

(b)	The Domestic Company has the power to execute and perform its obligations under this Agreement. The execution and performance of this Agreement by the Domestic Company is in compliance with the articles of association or other organizational documents of the Domestic Company, and the Domestic Company has obtained all necessary and appropriate approvals and authorizations to execute and perform this Agreement.

(c)	The execution and performance of this Agreement by the Domestic Company will neither violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting the Domestic Company, nor violate any agreements between the Domestic Company and any third party or any covenants made to any third party.

(d)	Any consent, permission, waiver or authorization by any third party, or any approval, permission or exemption by any governmental authority, or any registration or filing formalities with any governmental authority as required to be completed or obtained in respect of the execution and performance hereof and the creation of the Equity Pledge hereunder have been or will be handled or obtained, and will be fully effective during the term of this Agreement.

(e)	This Agreement shall constitute lawful, valid and enforceable obligations of the Domestic Company.

7.	Undertakings by the Pledgors and the Domestic Company

7.1	The Pledgors hereby undertake to the Pledgee as follows:

(a)	Without the prior written consent of the Pledgee, the Pledgors shall not create or permit to create any other pledge or any other security interests on the Pledged Equity. Without such prior written consent, any pledge or other security interests on all or part of the Pledged Equity shall be null and void.

(b)	Without the prior written consent of the Pledgee, the Pledgors shall not transfer the Pledged Equity, and any attempt by the Pledgors to transfer the Pledged Equity shall be null and void. The proceeds from the transfer of the Pledged Equity by the Pledgors shall be used to prepay the Secured Debts to the Pledgee or submit the same to the third party agreed by the Pledgee.

(c)	The Pledgors shall promptly notify the Pledgee of any litigation, arbitration, claim or other actions which may adversely affect the interest of the Pledgors or the Pledgee under the Transaction Agreements and hereunder or in respect of the Pledged Equity, and shall timely notify the Pledgee of the progress of such litigation, arbitration, claim or actions, and shall take all reasonable measures to defend such actions and protect the interest of the Pledgee in the Pledged Equity.

(d)	The Pledgors shall not take or permit any act or action which may adversely affect the interest of the Pledgors and the Pledgee under the Transaction Agreements and hereunder or in respect of the Pledged Equity.

7.2	The Domestic Company shall, within the first month of each calendar quarter, provide the Pledgee with the financial statements of the Domestic Company and its subsidiaries, including (but not limited to) the balance sheet, the profit statement and the cash flow statement of the Domestic Company and its subsidiaries for the previous calendar quarter.

8.	Change of Circumstances

As a supplement to comply with the Transaction Agreements and other provisions of this Agreement, in the event of any promulgation or amendment of any PRC Law, regulations or rules, or any change of relevant registration procedures which causes the Pledgee to believe that it will be illegal or in conflict with such laws, regulations or rules to further maintain the effectiveness of this Agreement and/or dispose of the Pledged Equity in the manner provided herein, the Pledgors shall, at the written instruction of the Pledgee and in accordance with the reasonable request of the Pledgee, promptly take all actions and/or execute any agreement or other document, in order to:

(1)	keep this Agreement legal and effective;

(2)	facilitate the disposal of the Pledged Equity in the manner provided herein; and/or

(3)	maintain or realize the intention or the security established hereunder.

9.	Effectiveness and Term of the Agreement

9.1	The pledge under this Agreement shall become effective when the Equity Pledge has been legally recorded in the register of shareholders of the Domestic Company and registered with the AIC to the extent permitted by the AIC and practicable. The Pledgors shall carry out all approval, registration and filing formalities as required by the PRC Law (including but not limited to the registration of the Equity Pledge with the AIC in a timely manner to the extent permitted by the AIC and practicable).

9.2	This Agreement shall continue to be valid until the full performance of the Contractual Obligations or the full discharge and satisfaction of the Secured Debts.

10.	Notices

Any notice, claim, certificate, request, demand and other communication under this Agreement shall be made in writing and shall be delivered to the Parties hereto by hand, by facsimile or by a reputable overnight courier service with postage prepaid at the following addresses (or at such other address as notified by a Party), and shall be deemed to be given when it is delivered to the receiving Party if it is delivered by hand, or upon the receipt of a confirmed transmittal report if it is sent by facsimile, or five (5) days after the delivery to or pickup by the overnight courier service if it is sent by an overnight courier:

To the Pledgee:

Rise Tianjin Education Information Consulting Co., Ltd.

Address: No. B206, B212, B213, B214, B217, B221, 2/F, Building (1), No. 8 Huanhe West Road, Tianjin Free Trade Zone (Airport Economic Area), the PRC

Telephone: 13910985656

Attention: Yiding SUN

with a copy to: Bain Capital Asia, LLC
Address: 51/F Cheung Kong Center, 2 Queen’s Road Central, Hong Kong
Attention: Drew Chen
Telephone: +8 52 3656-6881

To Pledgor A:	Yiding SUN Address: Room 103-105, Andrews Estate, No. 181 Gaobeidian Road, Chaoyang District, Beijing Telephone: 13910985656

To Pledgor B:	Peng ZHANG Address: 206, Building 6, Lane 88, Huichuan Road, Changning District, Shanghai Telephone: 15921601703

To the Domestic Company:	Beijing Step Ahead Education Technology Development Co., Ltd. Address: No. C01-1, 4/F, No. 42 Beiyuan Road, Chaoyang District, Beijing Telephone: 13910985656 Attention: Yiding SUN

11.	Confidentiality

The Parties acknowledge and confirm that any oral or written information exchanged among them with respect to this Agreement shall be confidential information. The Parties shall maintain the confidentiality of all such information. Without the prior written consent of the Party providing such information, any Party shall not disclose any confidential information to any third party, except in the following circumstances: (a) such information is or comes into the public domain (through no fault or disclosure by the receiving Party); (b) the information is required to be disclosed in accordance with applicable laws or rules or regulations of any stock exchange; or (c) the information regarding the transaction contemplated hereunder has to be disclosed by any Party to its legal or financial advisors, and such legal or financial advisors are also bound by duties of confidentiality similar to the duties set forth in this Article. Any disclosure of any confidential information made by the staff, employee or advisor of any Party shall be deemed as disclosure of such confidential information made by such Party, for which such Party shall be held liable for breach of this Agreement. This Article shall survive the termination of this Agreement if this Agreement is terminated for any reason.

12.	Applicable Law and Dispute Resolution

12.1	The formation, effect, interpretation, performance, amendment, termination and dispute resolution of this Agreement shall be governed by the PRC Law.

12.2	Any dispute arising from the interpretation and performance of this Agreement shall first be resolved through friendly consultations by the Parties. If the dispute fails to be resolved within thirty (30) days after a Party gives a notice requesting consultations to another Party, any Party may submit such dispute to China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing in accordance with then effective arbitration rules of the CIETAC. The arbitration tribunal shall consist of three (3) arbitrators who may or may not be on the CIETAC’s list of arbitrators. The Pledgee shall appoint one arbitrator and the Pledgors and the Domestic Company shall jointly appoint one arbitrator. The third arbitrator, who shall be the chairman of the arbitration tribunal, shall be jointly appointed by the Parties to the arbitration. The arbitration award shall be final and binding on the Parties.

12.3	During the existence of any dispute, the Parties shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute.

12.4	Notwithstanding the foregoing, the Parties agree that either of them may seek interim measures including seeking property preservation from any court of competent jurisdiction in relation to the provisions of this Agreement or the Parties’ performance of this Agreement.

13.	Miscellaneous

13.1	The Pledgee may assign its rights and/or obligations hereunder to any third party after notifying the Pledgors and the Domestic Company but without the Pledgors and the Domestic Company’s consents. Without the Pledgee’s prior written consent, the Pledgors or the Domestic Company shall not assign any of their rights, obligations and/or liabilities hereunder to any third party. The successors or permitted assignees (if any) of the Pledgors and the Domestic Company shall be bound by, and continue to perform, the obligations of the Pledgors and the Domestic Company under this Agreement.

13.2	If the Pledgee assigns its rights hereunder to any third party (the “Assignee”) in accordance with this Agreement, the Pledgors, at the request of the Pledgee, shall execute a new equity pledge agreement with the Assignee based on the same terms and conditions as those in this Agreement, and shall complete relevant registration formalities with the AIC in respect of such change of the pledgee.

13.3	The amount of Secured Debts determined by the Pledgee in exercising its rights over the Pledged Equity in accordance with the provisions contained herein shall be the conclusive evidence of the amount of the Secured Debts.

13.4	This Agreement shall be executed in Chinese and in four (4) originals. Each Party shall hold one (1) original.

13.5	This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the Parties hereto.

13.6	No waiver of any provision of this Agreement shall be effective unless it is made in writing and signed by the Parties. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any Party to exercise any right or privilege hereunder shall be deemed as a waiver by such Party of any of its rights or privileges hereunder or shall be deemed as a waiver by such Party to exercise its rights or privileges at any time after the execution of this Agreement.

13.7	If any provision of this Agreement is deemed or becomes invalid, illegal or unenforceable, such provision shall be construed or deemed to be amended to conform to applicable laws so as to be valid and enforceable; or, if it cannot be so construed or deemed to be amended without materially altering the intention of the Parties, it shall be deleted, and the remainder of this Agreement shall remain in full force and effect.

13.8	Upon the execution of this Agreement, each of the Pledgors shall respectively enter into a power of attorney (the “Power of Attorney”, the form of which is set forth in Appendix II hereto) to authorize a person acceptable to the Pledgee to sign, on behalf of such Pledgor and according to this Agreement, any and all legal documents necessary for the Pledgee to exercise its rights hereunder. Such Power of Attorney shall be delivered to the Pledgee and the Pledgee may, at any time if necessary, require the Pledgors to respectively execute multiple copies of the Power of Attorney and deliver the same to relevant government authority.

13.9	Each Party shall use all reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as may be necessary or desirable to give effect to the terms and intent of this Agreement and any ancillary documents. If it is required under any applicable law, regulations or listing rules or required or deemed desirable by any stock exchange, government or other regulatory authority in connection with the initial public offering and listing of the shares in the Potential Listed Company (“IPO”) or the initial public offering and listing of the shares in any company which adopts a variable interest entity (VIE) structure (the “IPO Requirements”), each Pledgor agrees and undertakes to (a) take all such actions (including the amendment of this Agreement, the Appendices hereto, any authorizations, documents and notices entered into or delivered in connection with this Agreement and the execution of additional documents) to comply with or, as applicable, meet the IPO Requirements and (b) take all actions referred to in paragraph (a) above within 3 Working Days from demand by the Pledgee. For the purpose of this Article, a “Potential Listed Company” means such other company as identified by the Pledgee or its actual controller and notified by the Pledgee to other parties as a Potential Listed Company under this paragraph, which company beneficially owns, whether directly or indirectly, the equity interests of the Pledgee and operates its business in the PRC through the Pledgee and the Domestic Company.

13.10	In respect of the Equity Pledge, if there is any discrepancy between this Agreement and any other equity pledge agreement otherwise executed by and among the Parties for the purpose of the registration with or approval from the AIC or the tax authority or any other registration or approval, this Agreement shall prevail.

13.11	This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one and same legal document. A Party may execute this Agreement by signing any counterpart.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, this Agreement has been executed by the authorized representatives of the Parties as of the date first above written.

Pledgee:	Rise Tianjin Education Information Consulting Co., Ltd. (seal)
[Company seal is affixed]

	By:	/s/ Yiding SUN
	Name:	Yiding SUN
	Title:	Legal Representative

Pledgor A:	Yiding SUN	/s/ Yiding SUN

Pledgor B:	Peng ZHANG	/s/ Peng ZHANG

Signature Page of the Equity Pledge Agreement (Second Restatement)

IN WITNESS WHEREOF, this Agreement has been executed by the authorized representatives of the Parties as of the date first above written.

Domestic Company:	Beijing Step Ahead Education Technology Development Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Yiding SUN
Name: Yiding SUN
Title: Legal Representative

Signature Page of the Equity Pledge Agreement (Second Restatement)

Appendix I

Basic Information of the Domestic Company

Company Name:	Beijing Step Ahead Education Technology Development Co., Ltd.

Domicile:	No. C01-1, 4/F, No. 42 Beiyuan Road, Chaoyang District, Beijing

Registered Capital:	RMB 2,000,000

Shareholding Structure:	Peng ZHANG: 80%
Yiding SUN: 20%

Appendix I

Appendix II

Form of Power of Attorney

Power of Attorney

I, Peng ZHANG (ID Card No.: 230421197906063111), hereby irrevocably authorize              (ID Card No.:                     ) as my authorized representative, to sign all legal documents necessary for Rise Tianjin Education Information Consulting Co., Ltd., as the pledgee, to exercise its rights under the Equity Pledge Agreement (Second Restatement) entered into by and among Yiding SUN, Beijing Step Ahead Education Technology Development Co., Ltd., Rise Tianjin Education Information Consulting Co., Ltd. and me on             , 2017.

By:

Date:

Appendix II

Power of Attorney

I, Yiding SUN (ID Card No.:                     ), hereby irrevocably authorize                     (ID Card No.:             ) as my authorized representative, to sign all legal documents necessary for Rise Tianjin Education Information Consulting Co., Ltd., as the pledgee, to exercise its rights under the Equity Pledge Agreement (Second Restatement) entered into by and among Peng ZHANG, Beijing Step Ahead Education Technology Development Co., Ltd., Rise Tianjin Education Information Consulting Co., Ltd. and me on             , 2017.

By:

Date:

Appendix II